UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re                                   :         Chapter 11
                                        :
United Pan-Europe Communications N.V.,  :         Case No. 02-16020 (BRL)
                                        :
                               Debtor.  :
                                        :
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                   ORDER AUTHORIZING (A) TRANSFER OF SHARES OF
              SBS BROADCASTING SA TO DEBTOR, (B) SALE OF SHARES TO
               UNITED CMH HOLDINGS, INC. FREE AND CLEAR OF LIENS,
                 CLAIMS, ENCUMBRANCES AND INTERESTS PURSUANT TO
          SECTIONS 105(a), 363(b), 363(f) AND 363(m) OF THE BANKRUPTCY
                CODE AND BANKRUPTCY RULES 6004(f) AND 6004(g) AND
               (C) ASSUMPTION AND ASSIGNMENT OF RELATED AGREEMENT

     This matter having come before the Court on the motion (the "Motion")1 of the above captioned debtor and debtor in possession (the "Debtor") for entry of an order, pursuant to Sections 105(a), 363(b), 363(f), 363(m) and 365 of title 11 of the United States Code (the "Bankruptcy Code") and Rules 6004(f), 6004(g) and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), authorizing (a) the transfer of the SBS Shares to the Debtor, (b) the Debtor to sell the SBS Shares free and clear of liens, claims and encumbrances and interests in the SBS Shares (as set forth in the Motion) to United CMH Holdings, Inc. or its designee ("United CMH"), subject to higher and better offers, (b) the assumption and assignment of that certain Private Placement Agreement by and between SBS Broadcasting SA, the Debtor and UGC Holdings Inc. (f/k/a UnitedGlobalCom., Inc.), dated as of January 27, 2000 (the "Private Placement Agreement"); and the Court having reviewed the Motion; and the Court having heard the statements of counsel regarding the relief requested in the Motion at a hearing

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1   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.


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before the Court (the "Sale Hearing"); and the Court finding that (a)
the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; (b) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2);
(c) notice of the Motion and the Sale Hearing was sufficient under the circumstances; and (d) United CMH is a good faith purchaser of the SBS Shares within the meaning of 11 U.S.C. Section 363(m); and the Court having determined that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein;

     IT IS HEREBY ORDERED THAT:

     1. The Motion is granted.

     2. The transfer of the SBS Shares to UPC as set forth in the Motion is hereby approved in all respects, and the Debtor is authorized and empowered to take all actions and execute all documents necessary or appropriate to effectuate the terms of such transfer.

     3. Pursuant to Section 363(b) of the Bankruptcy Code, the Debtor is authorized to sell the SBS Shares to United CMH upon the terms and conditions set forth in the Sale Agreement. The Sale Agreement and the transactions contemplated therein are hereby approved in all respects, and the Debtor is authorized and empowered to enter into, and to perform its obligations under, the Sale Agreement and to take all actions and execute all documents necessary or appropriate to effectuate the Sale Agreement.

     4. Pursuant to Section 363(f) of the Bankruptcy Code, the sale of the SBS Shares to United CMH shall be free and clear of any liens, claims, encumbrances and interests in the SBS Shares, other than in connection with the Private Placement Agreement, with any such liens, claims, encumbrances and interests in connection with the Private Placement Agreement attaching to the proceeds of the sale.

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     5. The sale of the SBS Shares to United CMH under the Sale Agreement will constitute a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and the laws of the State of New York. The sale of the SBS Shares to United CMH under the Sale Agreement will reduce the Maximum Subscription Amount under the Plan by the amount of the proceeds of the sale.

     6. United CMH is hereby granted and is entitled to the protections provided to a good faith purchaser under Section 363(m) of the Bankruptcy Code.

     7. The sale approved by this Order is not subject to avoidance pursuant to
Section 363(n) of the Bankruptcy Code.

     8. United CMH has satisfied all requirements under Section 365(f)(2) of the Bankruptcy Code to provide adequate assurance of future performance of the Private Placement Agreement. Subject to the closing of the sale of the SBS Shares to United CMH, the Debtor is authorized and empowered to assume the Private Placement Agreement and to assign the Private Placement Agreement to United CMH. Pursuant to Section 365(k) of the Bankruptcy Code, from and after assignment of the Private Placement Agreement, neither the Debtor nor its estate shall have any liabilities under the Private Placement Agreement and the Debtor and its estate shall be relieved of any liability for any breach of the Private Placement Agreement occurring after such assignment.

     9. Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing.

     10. The Sale Agreement and any related agreements may be modified, amended or supplemented by agreement of the Debtor and United CMH without further action of this Court;

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

provided, however, that any such modification, amendment or supplement is not material and substantially conforms to and effectuates the Sale Agreement.

     11. The failure specifically to include any particular provisions of the Sale Agreement or any related agreements in this Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court, the Debtor and United CMH that the Sale Agreement and any related agreements are authorized and approved in their entirety with such amendments thereto as may be made by the parties in accordance with this Order prior to closing of the sale.

     12. To the extent any provisions of this Order conflict with the terms and conditions of the Sale Agreement, this Order shall govern and control.

     13. This Court shall retain jurisdiction over any matters or disputes related to or arising from the implementation of this Order and the Sale Agreement and the rights and duties of the parties hereunder or thereunder.

Dated: March 5, 2003
       New York, New York

                                       /s/ Burton R. Lifland
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                                       Burton R. Lifland
                                       United States Bankruptcy Judge






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